UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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                                    SOTHEBY’S
(Name of Registrant as Specified in Its Charter)
__________________________________________
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Important Additional Information
Sotheby’s, its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with Sotheby’s 2014 Annual Meeting of Stockholders. Sotheby’s intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from Sotheby’s stockholders. SOTHEBY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of Sotheby’s directors and executive officers and their respective interests in Sotheby’s by security holdings or otherwise is set forth in Sotheby’s proxy statement for the 2013 Annual Meeting of Stockholders, filed with the SEC on March 26, 2013. To the extent holdings of such participants in Sotheby’s securities have changed since the amounts described in the 2013 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in Sotheby’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 27, 2014.

These documents, including any proxy statement (and amendments or supplements thereto) and other documents filed by Sotheby’s with the SEC, are available for no charge at the SEC’s website at http://www.sec.gov and at Sotheby’s investor relations website at http://investor.shareholder.com/bid/index.cfm.  Copies may also be obtained by contacting Sotheby’s Investor Relations by mail at 1334 York Avenue, New York, NY 10021 or by telephone at 800-700-6321 or 212-894-1023.

Forward-Looking Statements
This release contains certain “forward-looking statements,” as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events and the financial performance of Sotheby’s. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. As such, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as to management’s plans, assumptions and expectations as of the date hereof. In addition to the considerations and factors referred to in this release and prior filings and releases, major factors which Sotheby’s believes could cause actual events to differ materially include, but are not limited to, the overall strength of the international economy and financial markets, political conditions in various nations, competition with other auctioneers and art dealers, the success of Sotheby’s risk reduction and margin improvement efforts, the amount of quality property being consigned to art auction houses, the marketability at auction of such property, the success of Sotheby’s future auction sales and the results and reception of Sotheby’s announced capital allocation and financial review and other initiatives, including but not limited to its cost reduction initiatives, review of its real estate portfolio and related alternatives and its plans and framework for returning capital to stockholders and optimizing its capital structure and financial policies. Please refer to Sotheby’s most recently filed Form 10-Q (and/or 10-K) and other filings for a more comprehensive list of material Risk Factors. Sotheby’s disclaims any duty to update or alter any forward-looking statements, except as required by applicable law.

* * * * * *

Excerpts from Sotheby’s (the “Company”) February 27, 2014 earnings call for the quarterly period ended December 31, 2013:

Bill Ruprecht, Chairman, President and Chief Executive Officer, Sotheby’s:  “Thank you, Patrick. As you know, Third Point filed a 13D amendment this morning in which it submitted its nomination for three candidates to stand for election to the Sotheby’s Board of Directors at the 2014 Annual Meeting. As we noted in our press release earlier today, Sotheby’s has engaged in extensive discussions with Third Point over the past months in an effort to reach a resolution that would avoid a proxy battle.

As part of those discussions Sotheby’s offered to appoint Mr. Loeb to Sotheby’s Board of Directors where he would have had the opportunity to serve on three committees – Nominating and Governance, Audit Committee and Finance Committee. We are disappointed that Third Point has chosen the path to nominate directors. It is particularly unfortunate given Sotheby’s efforts to reach an agreement with Mr. Loeb.

Those are quite significant events. We again offered to appoint Mr. Loeb to the Board of Directors, to key Committees; to proactively sharing of nonpublic information under a standard confidentiality agreement. We considered Third Point’s views in developing the company’s recently announced capital allocation and financial policy plan and other initiatives; six meetings with Third Point in the preceding months, three of which included our lead independent director, and a significant number of conference calls with Third Point and the members of Company’s Board of Directors and management team.

As we’ve said many times previously the Board of Directors and management are committed to delivering value for all of Sotheby’s shareholders. We believe that the capital allocation and financial plan together with the actions Sotheby’s has taken to increase competitiveness and bring complementary expertise to the Board and the leadership team best positions Sotheby’s to continue to build value for its clients and shareholders now and in the future.

We also note the feedback we received from Mr. Loeb who in conversations with management characterized our capital allocation and financial policy plan as “the right approach…striking the balance between returning capital to shareholders and continuing to invest in the business.”

We believe our team and our strategy are delivering exceptional results for Sotheby’s clients and delivering value for shareholders. The strength of the company is reflected in our equity price which remains near historic highs and has exceeded the S&P Midcap for one-, five- and ten-year periods.

The Board’s Nominating and Governance Committee will consider Third Point nominations in due course. We do not intend to make any further comments or statements during this call with regard to Third Point, and we thank you for your cooperation in that regard. The remainder of the call and today’s focus is about our year-end and fourth quarter numbers and the outlook on the business going forward.”